SUBSCRIPTION AGREEMENT BETWEEN THE TRUST AND THE INVESTORS

FRANK VALUE FUND

A SERIES OF THE

FRANK FUNDS

LETTER OF INVESTMENT INTENT

June 17, 2004

To the Board of Trustees of Frank Funds

The undersigned (the "Purchaser"), as custodian for Maria N. Frank, hereby subscribes to purchase a beneficial interest ("Interest") of the Frank Value Fund, a series of the Frank Funds, in the amount of $8,142.20 for 814.22 shares at net asset value of $10.00 per share, in consideration for which the Purchaser agrees to transfer to you upon demand cash in the amount of $8,142.22.

The Purchaser agrees that the Interest is being purchased for investment purposes only and with no present intention of reselling or redeeming said Interest.

/s/ Nadine A. Frank________________

Nadine A. Frank, custodian for Maria N. Frank

SUBSCRIPTION AGREEMENT BETWEEN THE TRUST AND THE INVESTORS

FRANK VALUE FUND

A SERIES OF THE

FRANK FUNDS

LETTER OF INVESTMENT INTENT

June 17, 2004

To the Board of Trustees of Frank Funds

The undersigned (the "Purchaser") hereby subscribes to purchase a beneficial interest ("Interest") of the Frank Value Fund, a series of the Frank Funds, in the amount of $20,000.00 for 2,000.00 shares at net asset value of $10.00 per share, in consideration for which the Purchaser agrees to transfer to you upon demand cash in the amount of $20,000.00.

The Purchaser agrees that the Interest is being purchased for investment purposes only and with no present intention of reselling or redeeming said Interest.

/s/ Matthew V. Frank________

            Matthew V. Frank

SUBSCRIPTION AGREEMENT BETWEEN THE TRUST AND THE INVESTORS

FRANK VALUE FUND

A SERIES OF THE

FRANK FUNDS

LETTER OF INVESTMENT INTENT

June 17, 2004

To the Board of Trustees of Frank Funds

The undersigned (the "Purchasers") hereby subscribe to purchase a beneficial interest ("Interest") of the Frank Value Fund, a series of the Frank Funds, in the amount of $40,000.00 for 4,000.00 shares at net asset value of $10.00 per share, in consideration for which the Purchasers agree to transfer to you upon demand cash in the amount of $40,000.00.

The Purchasers agree that the Interest is being purchased for investment purposes only and with no present intention of reselling or redeeming said Interest.

/s/ Nadine A. Frank______

            Nadine A. Frank

/s/ Alfred E. Frank________

            Alfred E. Frank

SUBSCRIPTION AGREEMENT BETWEEN THE TRUST AND THE INVESTORS

FRANK VALUE FUND

A SERIES OF THE

FRANK FUNDS

LETTER OF INVESTMENT INTENT

June 17, 2004

To the Board of Trustees of Frank Funds

The undersigned (the "Purchaser") hereby subscribes to purchase a beneficial interest ("Interest") of the Frank Value Fund, a series of the Frank Funds, in the amount of $25,000.00 for 2,500.00 shares at net asset value of $10.00 per share, in consideration for which the Purchaser agrees to transfer to you upon demand cash in the amount of $25,000.00.

The Purchaser agrees that the Interest is being purchased for investment purposes only and with no present intention of reselling or redeeming said Interest.

/s/ Brian J. Frank_________

            Brian J. Frank

SUBSCRIPTION AGREEMENT BETWEEN THE TRUST AND THE INVESTORS

FRANK VALUE FUND

A SERIES OF THE

FRANK FUNDS

LETTER OF INVESTMENT INTENT

June 17, 2004

To the Board of Trustees of Frank Funds

The undersigned (the "Purchaser") hereby subscribes to purchase a beneficial interest ("Interest") of the Frank Value Fund, a series of the Frank Funds, in the amount of $6,857.80 for 685.78 shares at net asset value of $10.00 per share, in consideration for which the Purchaser agrees to transfer to you upon demand cash in the amount of $6,857.80.

The Purchaser agrees that the Interest is being purchased for investment purposes only and with no present intention of reselling or redeeming said Interest.

/s/ Alfred C. Frank_______

            Alfred C. Frank